UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

VioQuest Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-16686	58-1486040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Deer Park Drive, Suite E
Monmouth Junction, NJ 08852
(Address of principal executive offices)

(732) 274-039
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Pursuant to an Agreement and Plan of Merger (the “Agreement”) with VioQuest Delaware, Inc., a Delaware corporation (“VioQuest Delaware”), VioQuest Pharmaceuticals, Inc. (the “Company”) merged with and into VioQuest Delaware with VioQuest Delaware remaining as the surviving corporation. In consideration for their shares of the Company in accordance with the Agreement, the Company’s stockholders received one share of common stock of VioQuest Delaware, par value $.001, for each share of the Company’s common stock held. In connection with the reincorporation merger, VioQuest Delaware changed its name to “VioQuest Pharmaceuticals, Inc.” The reincorporation merger, together with a proposal to increase the authorized capital of the Company from 50,000,000 undesignated shares of capital stock to 100,000,000 shares of common stock and 10,000,000 shares of undesignated preferred stock, were approved by the Company’s shareholders at a special meeting held on October 6, 2005.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 5.03.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Certificate of Incorporation of VioQuest Pharmaceuticals, Inc., as amended.

10.1	Agreement and Plan of Merger dated October 14, 2005 by and between VioQuest Pharmaceuticals, Inc., a Minnesota corporation, and VioQuest Delaware, Inc., a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VioQuest Pharmaceuticals, Inc.

Date: October 20, 2005	By:	/s/ Brian Lenz
Brian Lenz
Chief Financial Officer

Exhibit Index

Ex. No.	Description

3.1	Certificate of Incorporation of VioQuest Pharmaceuticals, Inc., as amended.
10.1	Agreement and Plan of Merger dated October 14, 2005 by and between VioQuest Pharmaceuticals, Inc., a Minnesota corporation, and VioQuest Delaware, Inc., a Delaware corporation.